Exhibit 4.1

Final Form

ANNEX B

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [●], 202[●] (this “Agreement”), entered into by and among NRG Energy, Inc., a Delaware corporation (“Company”), and each of the persons whose name appears on the signature pages hereto or becomes a party hereto from time to time pursuant to Section 3.4 (collectively, the “Company Stockholders”).

W I T N E S S E T H:

WHEREAS, pursuant to and subject to the terms and conditions of the Purchase and Sale Agreement, dated as of May 12, 2025 (as amended, supplemented or otherwise modified from time to time, and including all schedules and other attachments thereto, the “Purchase Agreement”), by and among NRG East Generation Holdings LLC, a Delaware limited liability company; NRG Texas LLC, a Delaware limited liability company; NRG Demand Response Holdings LLC, a Delaware limited liability company; NRG Gas Development Company, LLC, a Delaware limited liability company; Lightning Power Holdings, LLC, a Delaware limited liability company (“Lightning PH Seller”); Thunder Generation, LLC, a Delaware limited liability company (“Linebacker Seller”); CCS Power Holdings, LLC, a Delaware limited liability company (“CCS PH Seller”); and Linebacker Power Development Funding, LLC, a Delaware limited liability company (“Linebacker PDF Seller” and, together with Lightning PH Seller, Linebacker Seller and CCS PH Seller, “Sellers”); and the Company, the Company delivering to the Company Stockholders among other consideration 24,250,000 shares of common stock of the Company, par value $0.01 per share (the “Company Share” and any Company Shares delivered to the Company Stockholders pursuant to the Purchase Agreement, the “Shares”), as part of the consideration for the transactions described in the Purchase Agreement on the date hereof; and

WHEREAS, the Company has agreed to grant the Company Stockholders registration rights in respect of the Shares and to cooperate with each of the Company Stockholders in connection with sales or other dispositions of the Shares, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I
REGISTRATION

1.1           Piggyback Registrations.

(a)           Subject to the terms and conditions hereof, at any time, and from time to time, following the end date of the Lock-up Period, whenever the Company proposes (whether on its own behalf or for any Person) to register any Company Shares under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto or similar form that relates to a transaction subject to Rule 145 under the Securities Act or (ii) on Form S-8 or any successor form thereto or in connection with any employee stock option or other benefit plan) (each, a “Piggyback Registration”), the Company shall give all Company Stockholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto or five (5) Business Days with respect to any Non-Marketed Underwritten Offering). Such notice (each, a “Piggyback Notice”) shall specify the number of the Company’s Shares proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a minimum offering price of such Company Shares (if any), in each case to the extent then known. Subject to Section 1.1(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by the Company Stockholders (each, a “Piggyback Seller”) with respect to which the Company has received a written request (which written request shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within five (5) Business Days after such Piggyback Notice is received by such Piggyback Seller or two (2) Business Day with respect to any Non-Marketed Underwritten Offering. If a Company Stockholder determines not to include all of its Registrable Securities in any Registration Statement filed by the Company pursuant to this Section 1.1, such Company Stockholder shall continue to have the right to include any Registrable Securities in any subsequent Registration Statement as may be filed by the Company, all upon the terms and conditions herein.

(b)           If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advises the Company that, in its opinion, the inclusion of all the Company Shares sought to be included in such Piggyback Registration by (i) the Company, (ii) other Persons who have sought to have Company Shares registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of Company Shares (such Persons being “Other Proposed Sellers”), as the case may be, would have a materially adverse affect on the proposed offering price, the timing, the distribution method, or the probability of success of such offering, then the Company shall include in the registration statement applicable to such Piggyback Registration only such Company Shares as the Company is so advised in writing (email being sufficient) by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)            if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of Company Shares to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of the Piggyback Sellers, pro rata based on the number of Registrable Securities then held by each such Piggyback Seller (provided that any Registrable Securities thereby allocated to a Piggyback Seller that exceed such Piggyback Seller’s request shall be reallocated among the remaining Piggyback Sellers in like manner), (C) third, Shares the Company sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of Company Shares proposed to be sold by such Other Demanding Sellers and (D) fourth, other Company Shares proposed to be sold by any Other Proposed Sellers;

(ii)           if the Piggyback Registration relates to a Shelf Offering by the Demanding Shareholder(s), then (A) first, such number of Registrable Securities sought to be registered by the Demanding Shareholder(s) and each Piggyback Seller, pro rata in proportion to the number of securities sought to be registered by all such Demanding Shareholder(s) and Piggyback Sellers, (B) second, Company Shares sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) third, Company Shares to be sold by the Company and (C) fourth, other Company Shares proposed to be sold by any Other Proposed Sellers.

(iii)          if the Piggyback Registration relates to an offering other than for the Company’s own account or the Demanding Shareholder(s), then (A) first, such number of Registrable Securities and Company Shares sought to be registered by each Piggyback Seller and Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Piggyback Sellers and Other Demanding Sellers, (B) second, Company Shares to be sold by the Company and (C) third, Company Shares proposed to be sold by any Other Proposed Sellers.

(c)           For clarity, in connection with any Underwritten Offering under this Section 1.1, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting, so long as the same are on customary terms for transactions of such type, as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company (after consultation with Piggyback Sellers and shall be reasonably acceptable to the Company Stockholders).

(d)           If, at any time after giving written notice of the Company’s intention to register any Company Shares as set forth in this Section 1.1 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such Company Shares, the Company may, at its election, give written notice of such determination as soon as reasonably practicable to the Piggyback Sellers and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration. Any Piggyback Seller shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 1.1 by giving written notice to the Company of its request to withdraw prior to the effective date of the registration statement filed in connection with such registration.

(e)           For the avoidance of doubt, any exercise of the rights set forth in Section 1.1 by the Company Stockholders shall not be deemed to be an exercise of any right pursuant to Section 1.2, including the last sentence of Section 1.2(d).

1.2           Shelf Registration Statement.

(a)           On or prior to the later to occur of (x) the Closing and (y) the date on which the Company has filed the Form 8-K (which shall be no later than 71 days following the initial Form 8-K announcing the Closing) including financial information required by Item 9.01(a) in relation to the Acquired Companies, or to the extent the Company cannot satisfy the requirements of Item 9.01(a) of Form 8-K prior to such 71 days, the date on which the SEC provides relief from such Form 8-K requirement, the Company shall have filed a registration statement covering the registration of all Shares held by the Company Stockholders as of Closing and shall use its reasonable best efforts to maintain an effective registration statement on Form S-3 (“Form S-3”), or if the Company is not eligible to use Form S-3, an effective registration statement on Form S-1, or any successor forms thereto, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (any such registration statement, a “Shelf Registration Statement”), which may be in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), if available, or any other registration statement registering all Registrable Securities held by the Company Stockholders as of Closing. For the avoidance of doubt, a filing prior to the expiration of the Lock Up Period shall not on its own be deemed a waiver of the provisions of 1.9(a) hereof. For the avoidance of doubt, the Company may satisfy its obligations with respect to the effectiveness of a Shelf Registration Statement by filing with the Commission and providing the Company Stockholders with a prospectus supplement under a “universal” or other Shelf Registration Statement of the Company that also registers sales of securities for the account of the Company or other holders (provided that, for the avoidance of doubt, the Company shall comply with all of its other obligations under this Agreement with respect to a Shelf Registration Statement, including Section 1.2(b)), it being agreed that, if available, the Company shall file such a prospectus supplement in lieu of a new Shelf Registration Statement, unless the Company and the Company Stockholders otherwise agree.

(b)           Subject to Section 1.2(c), the Company will use its reasonable best efforts to keep a Shelf Registration Statement continuously effective until the earlier of (i) the date on which the total amount of Registrable Securities as of such date is not a Registrable Amount; and (ii) the date on which this Agreement terminates pursuant to Section 3.1.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Company Stockholders whose Registrable Securities are registered under the Shelf Registration Statement, to require such Company Stockholder to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall deliver to such Company Stockholder a certificate signed by the chief executive officer, the chief financial officer or the general counsel of the Company certifying that, in the good faith judgment of the Company, the conditions described in the definition of Blackout Period are met. After the expiration of any Blackout Period and without any further request from a Company Stockholder, the Company to the extent necessary shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document or financial statements, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall promptly, not more than two (2) Business Days, provide written notice to the Company Stockholders whose Registrable Securities are registered under the Shelf Registration Statement of the expiration of any Blackout Period.

(d)           At any time that a Shelf Registration Statement is effective, if one or more Demanding Shareholders deliver a notice to the Company (a “Take-Down Notice”) stating that such Demanding Shareholder intends to (i) sell a Registrable Amount of Registrable Securities (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be sold by such Demanding Shareholder) on the Shelf Registration Statement in an Underwritten Offering or (ii) distribute Registrable Securities (which Take-Down Notice shall specify the maximum number of Registrable Securities intended to be distributed by such Demanding Shareholder) on the Shelf Registration Statement (each, a “Shelf Offering”), the Company shall, promptly, and in a manner reasonably agreed with such Demanding Shareholder(s) (and in any event within (i) five (5) Business Days after the receipt of a Take-Down Notice for any Marketed Underwritten Shelf Offering, (ii) two (2) Business Days after the receipt of a Take-Down Notice for any Non-Marketed Underwritten Shelf Offering and (iii) one (1) Business Day after receipt of a Take-Down Notice for any other Shelf Offering, in each case, unless a longer period is agreed to by the Demanding Shareholder(s) representing a majority of the Registrable Securities that made the Take-Down Notice), amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold or distributed pursuant to the Shelf Offering. The Demanding Shareholder(s) holding a majority of the Registrable Securities to be sold or distributed in the Underwritten Offering shall have the right to select the underwriter(s) for any Underwritten Offering conducted pursuant to a Take-Down Notice (which shall consist of one or more reputable nationally-recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Demanding Shareholders may demand, pursuant to this Section 1.2(d), (i) in the aggregate, not more than six (6) Shelf Offerings and (ii) not more than three (3) Shelf Offerings in any twelve (12)-month period.

(e)           The Company shall not be obligated to effect any Shelf Offering (A) within 60 days of an Underwritten Offering in which the Company Stockholders were offered “piggyback” rights pursuant to Section 1.1 (subject to Section 1.1(b)) and at least 80% of the number of Registrable Securities requested by the Company Stockholders to be included in such Underwritten Offering were included and sold or (B) within 60 days of the completion of any Shelf Offering.

(f)            In the event any Company Stockholder requests to participate in a registration pursuant to this Section 1.2 in connection with a Permitted Distribution in Kind, such registration shall provide for resale by such members, shareholders, partners or other direct or indirect holders of interests, if requested by the Company Stockholder and subject to such members, shareholders, partners or other direct or indirect holders of interests providing such cooperation to the Company as would be required if such partners or members were Company Stockholders under this Agreement. Furthermore, the Company will assist with such Permitted Distribution in Kind in the manner reasonably requested by such Company Stockholder and in compliance with the Securities Act and the Exchange Act, as applicable.

1.3           Withdrawal Rights. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing a Shelf Offering, any Company Stockholder shall have the right to withdraw from such Shelf Offering any or all of the Registrable Securities designated by it for registration, provided that one or more Company Stockholder(s) may elect to have the Company continue a Shelf Offering if a Registrable Amount of Registrable Securities is proposed to be sold in the Shelf Offering by such Company Stockholder(s). In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable Shelf Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). If withdrawn, a demand for a Shelf Offering (other than the first Shelf Offering withdrawn following the date of this Agreement, if any (provided such Shelf Offering was withdrawn prior to the issuance of a press release announcing the launch of such Shelf Offering)) shall constitute a demand for a Shelf Offering by the Company Stockholders for purposes of the last sentence of Section 1.2(d), unless (a) such demand is withdrawn based upon materially adverse information concerning the Company of which the Company Stockholders were not aware at the time of such request or (b) such withdrawal is based on a reasonable determination, by Company Stockholders holding a majority of the Registrable Securities to be included in the Registration Statement therefor, that there has been, since the date of the applicable Take-Down Notice pursuant, a change that is or is reasonably expected to be materially adverse to the condition (financial or otherwise) business or results of operations of the Company.

1.4           Holdback Agreements. In connection with any Underwritten Offering in which any Company Stockholder participates, each such Company Stockholder agrees to enter into customary lock-up agreement in favor of the managing underwriter(s), restricting the sale or distribution of equity securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent requested in writing (email being sufficient) by the lead managing underwriter(s) with respect to an applicable Underwritten Offering during the period commencing on the date of the “pricing” of such Underwritten Offering and continuing for not more than the lesser of (a) the period to which the Company (subject to customary carve-outs and limitations) is restricted and (b)(i) ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Marketed Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Marketed Underwritten Offering shall be made or (ii) forty-five (45) days after the date of the “final” prospectus (or “final” prospectus supplement if the Non-Marketed Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Non-Marketed Underwritten Offering shall be made, or, in each case, such shorter period as is required by the lead managing underwriter(s); provided that no Company Stockholder shall be subject to a restricted period longer than, or other terms more restrictive than, those applicable to the Company’s executive officers, directors and significant securityholders, to the extent requested by the Underwriters to execute a lock-up agreement. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the Company or applicable lead managing underwriter(s) shall apply to each Company Stockholder on a pro rata basis.

1.5           Registration Procedures.

(a)           If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.2, the Company shall:

(i)            prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article I; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Company Stockholders which are including Registrable Securities in such registration (the “Selling Stockholders”), their counsel (which shall be one counsel for all Selling Stockholders, as designated by the Company Stockholders holding a majority of the Registrable Securities to be sold) and the lead managing underwriter(s) and their counsel, if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such underwriter(s) counsel, and other documents reasonably requested by such underwriter(s) counsel, including any comment letter from the Commission. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Shelf Offering to which the Company Stockholders and their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the reasonable opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii)           prepare and file with the Commission such amendments, supplements and free writing prospectuses to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article I, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)          if requested by the lead managing underwriter(s), if any, or any of the Company Stockholders, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such Company Stockholders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 1.5(a)(iii) that are, in the opinion of counsel for the Company, in violation of Applicable Law;

(iv)          furnish to each Selling Stockholder and each underwriter, if any, of the securities being sold by such Selling Stockholder such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (each, a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as each Selling Stockholder and each underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholder; provided, that notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an underwriter or broker, sales agent or placement agent if such underwriter or broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an underwriter or broker, sales agent or placement agent, as applicable;

(v)           use reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange (or another national securities exchange on which the Company Shares are then listed);

(vi)          use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(vii)         in an Underwritten Offering, enter into, and perform its obligations under, an underwriting agreement in form, scope and substance as is customary in underwritten offerings and in connection therewith deliver such documents and certificates as are reasonably requested by the Company Stockholders, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made therein and to evidence compliance with any customary conditions contained in the underwriting agreement (all of the above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder);

(viii)        use reasonable best efforts to obtain for the Selling Stockholders and underwriter(s) (A) opinion(s) of counsel for the Company, covering the matters customarily covered in corporate opinions and negative assurance letters requested in Underwritten Offerings and (B) “comfort” letter and updates thereof signed by the independent public accountants who have certified the Company’s financial statements and, to the extent required, any other financial statements included, or incorporated by reference, in such registration statement, covering the matters customarily covered in “comfort” letters in connection with Underwritten Offerings dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(ix)           promptly make available for inspection by each Selling Stockholder or any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained in connection with such offering by such Selling Stockholder or underwriter (collectively, the “Inspectors”), such financial and other records, pertinent corporate documents and instruments of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to verify the accuracy of the information in such registration statement and exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries (and use its reasonable best efforts to cause its auditors) to participate in customary due diligence calls and to supply all information in each case reasonably requested by any such Inspector in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this clause (ix) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing (email being sufficient); unless prior to furnishing any such information with respect to clause (1) or (2), such Inspector enters into a customary confidentiality agreement with the Company, on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(x)            as promptly as practicable notify in writing (email being sufficient) the Selling Stockholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; and (E) upon the Company’s knowledge of the occurrence of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, at the request of any Selling Stockholder, promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xi)           use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (x) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xii)          cooperate with each of the Selling Stockholders and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiii)         in an underwritten public offering, have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Company Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xiv)        notify each Selling Stockholder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(xv)         cause all such Registrable Securities registered hereunder to be listed on a globally recognized securities exchange or on the securities exchange on which the Registrable Securities are then listed;

(xvi)        use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Selling Stockholders or the Underwriters; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; and

(xvii)       give quarterly notice to each Selling Stockholder of the aggregate number of outstanding shares of the Company following disclosure of such in the relevant periodic report required to be filed by the Company with the United States Securities and Exchange Commission under the Exchange Act, which, for the avoidance of doubt, shall be the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable.

(b)           The Company may require each Selling Stockholder and each underwriter, if any, to furnish in writing such information regarding such Selling Stockholder or such underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing (email being sufficient) to complete or amend the information required by such registration statement in order to conform with the requirements of Applicable Law.

(c)           Each Selling Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D) or (E) of Section 1.5(a)(x), such Selling Stockholder shall forthwith discontinue such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(a)(x), or until it is advised in writing (email being sufficient) by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

(d)           With a view to making available to the Company Stockholders the benefits of Rule 144 under the Securities Act, the Company shall:

(i)            use reasonable best efforts to make and keep public information available, as those terms are defined in Rule 144 or any similar or analogous rule under the Securities Act;

(ii)           file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)          otherwise use reasonable best efforts to provide such Company Stockholder with such customary assistance as is reasonably requested.

1.6           Registration Expenses. All expenses incident to the Company’s performance of its obligations under this Article I, or in connection with any withdrawal or postponement of a registration statement, including, but not limited to, (a) all registration and filing fees, and reasonable fees and expenses associated with filings required to be made with FINRA or the exchange on which such Registerable Securities are listed and all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Securities on the applicable securities exchange, (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Company Stockholder) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and including the expenses of any special audit, agreed upon procedures and “cold comfort” letters required by or incident to such performance, and opinions), (e) all fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws including any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Securities and the preparation of a blue sky memorandum and compliance with the rules of FINRA and the applicable securities exchange, (f) fees and disbursements of one counsel to the Company Stockholders (not to exceed $250,000 in a registration or offering) and (g) expenses of the Company incurred in connection with any “road show”, shall be borne solely by the Company whether or not, subject to Section 1.3, any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article I, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit). Each Company Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Company Stockholder’s Registrable Securities pursuant to any registration. The Company shall not be responsible for legal fees incurred by Company Stockholders incurred in connection with the Company’s performance of its obligations under this Article I.

1.7           Miscellaneous.

(a)           Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Company Stockholder of Registrable Securities who have timely provided the requisite notice hereunder entitling such Company Stockholder to register Registrable Securities in such registration statement, of the information, documents and instruments from such Company Stockholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, to the extent applicable, a questionnaire, custody agreement, power of attorney, lock-up letter (not to exceed a 90-day lock-up period) and underwriting agreement (the “Requested Information”), provided that a Company Stockholder shall not be required to sign or deliver a custody agreement or power of attorney. If the Company has not received, on or before the second (2nd) Business Day before the expected filing date, the Requested Information from such Company Stockholder, the Company may file the registration statement without including Registrable Securities of such Company Stockholder. The failure to so include in any registration statement the Registrable Securities of such Company Stockholder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to the Company Stockholders.

(b)           The Company shall not grant any demand, piggyback or shelf registration rights, the terms of which are senior to or conflict with the rights granted to the Company Stockholders hereunder to any other Person, without the prior written consent of the Company Stockholders holding a majority of the Registrable Securities.

(c)           The Company will cooperate with the Company Stockholders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of book entries representing Shares to be sold or distributed by any Company Stockholder pursuant to any registration statement or sold pursuant to Rule 144 under the Securities Act, including the Company causing any restrictive legend on any Shares relating to securities law transfer restrictions to be removed, including using its reasonable best efforts to cause an opinion of the Company’s counsel be provided in connection therewith, and using its reasonable best efforts to cause the Company’s transfer agent to issue such Shares in such names as such Company Stockholder or managing underwriter(s) may request, if (i) such Shares are sold or distributed pursuant to any registration statement, (ii) such Shares are registered for resale under the Securities Act, (iii) upon a Permitted Distribution in Kind that occurs at least ninety (90) days after the date of this Agreement, (iv) upon request of any Company Stockholder in connection with any sale or other disposition of the Shares by such Company Stockholder pursuant to Rule 144 within one (1) trading day of any such request therefor from such Company Stockholder, or (v) the Shares can be sold, assigned or transferred pursuant to Rule 144 without restriction, provided that in each case, the Company and the Company’s transfer agent have timely received from such Company Stockholder customary representations and documentation reasonably acceptable to the Company and the Company’s transfer agent in connection therewith. The Company shall be responsible for the fees of the Company’s transfer agent and counsel and all Depository Trust Company fees associated with such issuance.

1.8           Registration Indemnification.

(a)           The Company agrees to indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Stockholder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Stockholder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners and agents of each such controlling Person, from and against all losses, claims, damages, liabilities, costs, out-of-pocket expenses (including reasonable and documented attorneys’ fees and expenses) and amounts paid in settlement (collectively, the “Losses”), as incurred, resulting from any untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus, Free Writing Prospectus, any a written communication within the meaning of Rule 405 under the Securities Act (“Written Testing-the-Waters Communication”) prepared or authorized by the Company or any road show as defined in Rule 433(h) under the Securities Act or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent the same have resulted from information furnished in writing to the Company by any Selling Stockholder expressly for use therein.

(b)           In connection with any registration statement in which a Selling Stockholder is participating, each such Selling Stockholder shall, severally but not jointly, indemnify the Company, its directors, officers, stockholders, employees, managers, partners and agents, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, Free Writing Prospectus, Written Testing-the-Waters Communication or any road show as defined in Rule 433(h) under the Securities Act or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus, Free Writing Prospectus or any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Stockholders shall be liable under this Section 1.8(b) for amounts in excess of the net proceeds received by such holder in the offering giving rise to such liability.

(c)           Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)           In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there are defenses available to it which are different from or in addition to the defenses available to such indemnifying party and, as a result, a conflict of interest exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either of which events the indemnified party shall be promptly reimbursed by the indemnifying party for the reasonable and documented fees and expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party, unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to any indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnifying party shall be solely liable.

(e)           The indemnification provided for under this Agreement shall survive the sale of the Registrable Securities and the termination of this Agreement.

(f)            IF RECOVERY IS NOT AVAILABLE UNDER THE FOREGOING INDEMNIFICATION PROVISIONS FOR ANY REASON OR REASONS OTHER THAN AS SPECIFIED THEREIN, ANY PERSON WHO WOULD OTHERWISE BE ENTITLED TO INDEMNIFICATION BY THE TERMS THEREOF SHALL NEVERTHELESS BE ENTITLED TO CONTRIBUTION WITH RESPECT TO ANY LOSSES WITH RESPECT TO WHICH SUCH PERSON WOULD BE ENTITLED TO SUCH INDEMNIFICATION BUT FOR SUCH REASON OR REASONS, IN SUCH PROPORTION AS IS APPROPRIATE TO REFLECT THE RELATIVE FAULT OF THE INDEMNIFYING PARTY, ON THE ONE HAND, AND SUCH INDEMNIFIED PARTY, ON THE OTHER HAND, IN CONNECTION WITH THE ACTIONS, STATEMENTS OR OMISSIONS THAT RESULTED IN SUCH LOSSES AS WELL AS ANY OTHER RELEVANT EQUITABLE CONSIDERATIONS. THE RELATIVE FAULT OF THE INDEMNIFYING PARTY AND OF THE INDEMNIFIED PARTY SHALL BE DETERMINED BY REFERENCE TO, AMONG OTHER THINGS, WHETHER THE UNTRUE OR ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT OR THE OMISSION TO STATE A MATERIAL FACT RELATES TO INFORMATION SUPPLIED BY THE INDEMNIFYING PARTY OR BY THE INDEMNIFIED PARTY, THE PERSONS’ RELATIVE KNOWLEDGE AND ACCESS TO INFORMATION CONCERNING THE MATTER WITH RESPECT TO WHICH THE CLAIM WAS ASSERTED, THE OPPORTUNITY TO CORRECT AND PREVENT ANY STATEMENT OR OMISSION, AND OTHER EQUITABLE CONSIDERATIONS APPROPRIATE UNDER THE CIRCUMSTANCES. IT IS HEREBY AGREED THAT IT WOULD NOT NECESSARILY BE EQUITABLE IF THE AMOUNT OF SUCH CONTRIBUTION WERE DETERMINED BY PRO RATA OR PER CAPITA ALLOCATION. NO PERSON GUILTY OF FRAUDULENT MISREPRESENTATION (WITHIN THE MEANING OF SECTION 11(F) OF THE SECURITIES ACT) SHALL BE ENTITLED TO CONTRIBUTION FROM ANY PERSON WHO WAS NOT FOUND GUILTY OF SUCH FRAUDULENT MISREPRESENTATION. NOTWITHSTANDING THE FOREGOING, NO SELLING STOCKHOLDER SHALL BE REQUIRED TO MAKE A CONTRIBUTION IN EXCESS OF THE NET PROCEEDS RECEIVED BY SUCH SELLING STOCKHOLDER FROM ITS SALE OF REGISTRABLE SECURITIES IN CONNECTION WITH THE OFFERING THAT GAVE RISE TO THE CONTRIBUTION OBLIGATION.

1.9           Lock-Up.

(a)           Notwithstanding anything in this Agreement to the contrary, each Company Stockholder agrees that it shall not Transfer any Lock-up Shares prior to the end of the applicable Lock-up Period (the “Lock-up”).

(b)           Notwithstanding the provisions set forth in Section 1.9(a), each Company Stockholder may Transfer the Lock-up Shares during the Lock-up Period (i) to an Affiliate or an Affiliated Fund, or as part of a distribution or transfer by any Company Stockholder to direct or indirect members, partners, shareholders or other equity holders of such Company Stockholder or its Affiliates or an Affiliated Funds; (ii) to a charitable organization or other Person as a gift, or for estate planning purposes; (iii) by will, testamentary document or intestacy, (iv) to any immediate family member, or to any trust for the direct or indirect benefit of the Company Stockholder or the immediate family of the Company Stockholder, or if the Company Stockholder is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, or from such trust to the undersigned; (v) to a corporation, partnership, limited liability company or other entity of which the Company Stockholder and the immediate family of the Company Stockholder are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (vi) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under Section 1.9(b)(i) through (v) above; (vii) if the Company Stockholder is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general or limited partner(s) or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution to members, limited partners, beneficiaries or shareholders of the Company Stockholder; (viii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order, or any other final order of a court or regulatory agency; (ix) to the Company from an employee or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider; (x) as part of a sale of the Company Stockholder Company Shares acquired in open market transactions, in each case, on or after the closing date; (xi) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Company Shares (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or other rights, provided that any such Company Shares received upon such exercise, vesting or settlement shall be subject to the terms of the lock up agreement; provided that any such restricted stock units, options, warrants or rights are held by the Company Stockholder pursuant to an agreement or equity awards granted under a share incentive plan or other equity award plan; (xii) to the Company in connection with (A) the repurchase of Company Shares issued pursuant to equity awards granted under a share incentive plan or other equity award plan, (B) a right of first refusal that the Company has with respect to transfers of such Company Shares or securities or (C) pursuant to a share buyback by the Company; (xiii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s share capital involving a Change of Control of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-up Shares shall remain subject to this Section 1.9 in accordance hereto; (xiv) pursuant to a trading plan that satisfies all of the necessary requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act (any such plan, a “10b5-1 Plan”) that is existing as of the date of the lock up agreement; (xv) in a Permitted Distribution in Kind; or (xvi) pursuant to a pledge of the Company Shares, or indirectly pursuant to a pledge of the equity interests of the entity that directly owns the applicable Company Shares, in connection with any Permitted Loan or pursuant to customary hedging arrangements (it being agreed that any foreclosure under such Permitted Loan on any pledged Company Shares and any subsequent transfer of the Company Shares by any lender or agent under such Permitted Loan, or any transfer as a result of such hedging arrangements, shall be deemed to not violate this Section 1.9); provided that in the case of any transfer or distribution pursuant to Sections 1.9(b)(i), (ii), (iii), (iv), (v), (vi) and (vii), each donee, devisee, transferee or distributee shall execute and deliver to the underwriters of the offering a lock-up letter agreeing to substantially the same lock- up terms then applicable to the Company Stockholder pursuant to this Section 1.9.

Article II
DEFINITIONS

2.1           Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“10b5-1 Plan” has the meaning set forth in Section 1.9(a).

“Affiliate” means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), including (a) for the avoidance of doubt, if such specified Person is an investment fund, any other investment fund, the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof, and (b) if such specified Person is a natural Person, any family member of such natural Person. “Controlled” and “controlling” shall be construed accordingly. Notwithstanding the foregoing, for all purposes of this Agreement, in no event shall an Affiliate of Sellers and any Affiliated Fund include any portfolio companies, directly or indirectly, owned, managed, or controlled by investment funds managed or advised by any of Sellers and any Affiliated Fund.

“Affiliated Fund” means, (i) any fund controlled directly or indirectly by any Affiliate of Sellers, (ii) any investment fund, continuation fund or other vehicle or account managed by any Affiliate of Sellers, or otherwise sponsored or controlled, directly or indirectly, by Sellers or their Affiliates and (iii) any investment vehicle or other arrangement investing on a parallel basis with or in lieu of any entity described in clause (ii).

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any Law applicable to such Person, its assets, properties, operations or business.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the corresponding meanings.

“Blackout Period” means a period of up to 60 days in the event that the Company reasonably determines in good faith (after consultation with outside counsel) that the registration or sale of Registrable Securities would (a) reasonably be expected to materially adversely affect or materially interfere with any (i) proposed acquisition or disposition under consideration by Company with respect to which, if consummated, the Company would be required to provide pro forma financial information pursuant to Section 9.01(b) of Form 8-K or (ii) financing under consideration by the Company that, if entered into, the Company would be required to disclose pursuant to Section 2.03 of Form 8-K or (b) require disclosure of other material information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would have a material impact on the stock price of the Company; provided that the aggregate of all Blackout Periods shall not exceed more than 120 days in a 360-day period and there may not be more than two (2) Blackout Periods in any period of 12 consecutive months. For the avoidance of doubt, a Blackout Period shall automatically expire when the conditions in the foregoing clauses (a) or (b), as applicable, cease to be true.

“Business Day” means a day on which banks are generally open for normal business in New York, New York, which day is not a Saturday or a Sunday.

“Change of Control” has the meaning set forth in Section 1.9(a).

“Closing” has the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble.

“Company Shares” has the meaning set forth in the recitals.

“Company Stockholders” has the meaning set forth in the preamble.

“Demanding Shareholders” means any of the Company Stockholders or any of their Affiliates from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FERC” means the United States Federal Energy Regulatory Commission or any successor agency.

“Form S-3” has the meaning set forth in Section 1.2(a).

“Free Writing Prospectus” has the meaning set forth in Section 1.5(a)(iv).

“Governmental Authority” means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or applicable exchange or self-regulatory organization, including FINRA.

“Inspectors” has the meaning set forth in Section 1.5(a)(ix).

“Joinder Agreement” means a joinder agreement, a form of which is attached as Exhibit A to this Agreement.

“Law” means any federal, state, provincial, local, municipal, foreign, international, multinational or other order, judgment, decree, constitution, law, ordinance, regulation, statute, treaty, writ, injunction, or any policy, guideline, notice or protocol, in each case, to the extent that it has the force of law.

“Lock-up” has the meaning set forth in Section 1.9.

“Lock-up Period” shall mean, without the Company’s prior written consent, the period beginning on the Closing and ending on the date that is six (6) months after the Closing, provided, however, that if the end date of such period occurs during the month of December, the end date shall be automatically postponed to January 1.

“Lock-up Shares” shall mean Company Shares held by the Company Stockholders immediately following the Closing (other than Company Shares and any other equity securities convertible into or exercisable or exchangeable for Company Shares acquired pursuant to open market purchases or in privately negotiated transactions subsequent to the Closing), any Company Shares transferred by a Company Stockholder in accordance with Section 1.9(a).

“Losses” has the meaning set forth in Section 1.8(a).

“Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other marketing effort by the Company and the underwriters.

“Non-Marketed Underwritten Shelf Offering” means any Shelf Offering that is an Underwritten Offering but is not a Marketed Underwritten Shelf Offering (including, for the avoidance of doubt, any such Shelf Offering that includes a customary pre-marketing confidential wall-cross process that is not a Marketed Underwritten Shelf Offering).

“Nonrecourse Party” has the meaning set forth in Section 3.13.

“Other Demanding Sellers” has the meaning set forth in Section 1.1(b).

“Other Proposed Sellers” has the meaning set forth in Section 1.1(b).

“Permitted Distribution in Kind” shall mean a distribution by a Company Stockholder of Company Shares held by such Company Stockholder to the members, shareholders, partners or other direct or indirect holders of interests in such Company Stockholder.

“Permitted Loan” means a bona fide financing arrangement of any Seller, any Affiliated Fund or any of their Affiliates, as applicable, with respect to Company Shares owned by such party, in each case, in the nature of a margin loan, back-leveraged debt, net asset value loan or equity financing or similar arrangement and entered into with a third party, nationally-recognized financial institution in the business of providing the financing of the applicable nature (including for the avoidance of doubt “private credit funds”).

“Person” means any natural person or any corporation, partnership, limited liability company, association, trust or other entity or organization, including any Governmental Authority.

“Piggyback Notice” has the meaning set forth in Section 1.1(a).

“Piggyback Registration” has the meaning set forth in Section 1.1(a).

“Piggyback Seller” has the meaning set forth in Section 1.1(a).

“Purchase Agreement” has the meaning set forth in the recitals.

“Records” has the meaning set forth in Section 1.5(a)(ix).

“Registrable Amount” means a number of Registrable Securities having an aggregate value of at least $50 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard in any underwriting discount or commission.

“Registrable Securities” means the Shares and any shares or Company Shares received in respect of the Shares in connection with any stock split or subdivision stock, dividend, distribution of similar transaction and any Company Shares issued in exchange for or in replacement of such Shares or Company Shares; provided that any such Shares shall cease to be Registrable Securities upon the earliest in (i) when they are sold by the Company Stockholders, pursuant or an effective registration statement under the Securities Act (for the avoidance of doubt, Shares not sold shall remain Registrable Securities), (ii) when they have been sold by the Company Stockholders pursuant to Rule 144 (for the avoidance of doubt, Shares not sold shall remain Registrable Securities), and (iii) when they shall have ceased to be outstanding.

“Requested Information” has the meaning set forth in Section 1.7(a).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sellers” has the meaning set forth in the preamble.

“Selling Stockholder” has the meaning set forth in Section 1.5(a)(i).

“Shares” has the meaning set forth in the recitals.

“Shelf Offering” has the meaning set forth in Section 1.2(d).

“Shelf Registration Statement” has the meaning set forth in Section 1.2(a).

“Subsidiary” means, as at any Person any other Person, in which such first Person (i) owns directly or indirectly, fifty percent 50% or more of the outstanding voting securities, equity securities, profits interest or capital interest or capital interest or (ii) is entitled to elect at least a majority of the board of directors, board of managers or similar governing body.

“Take-Down Notice” has the meaning set forth in Section 1.2(d).

“Transfer” shall mean directly or indirectly, sell, transfer, assign, pledge, encumber, hypothermic similarly dispose of, either voluntarily or involuntarily, or dealer into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, an interest owned by a Person or any interest including a beneficial interest or an economic entitlement on, or the ownership, control or possession of, any interest owned by a Person, by operation of law or otherwise.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Written Testing-the-Waters Communication” has the meaning set forth in Section 1.8(a).

2.2           Interpretation. Whenever used herein, the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and the words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section, Annex, Exhibit or Schedule in which the reference appears. The word “or” shall not be exclusive but shall mean “and/or” except where the context shall otherwise require. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Annexes, Exhibits and Schedules mean the Articles, Sections and Annexes of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. References to “$” or “dollars” means United States dollars. Any reference in this Agreement to any gender shall include all genders. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The Annexes, and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings of the Articles and Sections are for convenience of reference only and do not affect the interpretation of any of the provisions hereof. If, and as often as, there is any change in the outstanding Company Shares by reason of stock dividends, splits, reverse splits, spin-offs, split-ups, mergers, reclassifications, reorganizations, recapitalizations, combinations or exchanges of shares and the like, appropriate adjustment shall be made in the provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the rights and obligations set forth herein that continue to be applicable on the date of such change. No rule of construction against the drafting Person shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

Article III
MISCELLANEOUS

3.1           Term. This Agreement will be effective as the Closing and shall terminate on the date when the Company Stockholders cease to Beneficially Own any Registrable Securities, or, with respect to any individual Company Stockholder, (x) on the date after the Lock-up Period when such Company Stockholder and its Affiliates cease to Beneficially Own at least $50 million of Registrable Securities or (y) by written notice at any time by such Company Stockholder to the Company; provided that any such Company Stockholder shall not sell any Shares during any Blackout Period pending at the time of such termination. Notwithstanding the foregoing, Section 1.8 and Article II and III shall survive any termination.

3.2           Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed email transmission or by certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a)           If to any Company Stockholder, to the below address or to the address set forth in the relevant Joinder Agreement.

LS Power Equity Advisors, LLC

1700 Broadway, 35th Floor

New York, NY 10019

Tel:  212.615.3456

E-mail:
Attention:	General Counsel

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards,

New York, NY

10001

E-mail:
Attention:	Bill Bice
Scott Golenbock
Jonathon Jackson

(b)           if to the Company, to:

c/o NRG Energy, Inc.

804 Carnegie Center

Princeton, NJ 08540

E-mail:
Attention:	General Counsel

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-1095

Attn:	Thomas W. Christopher;
O. Keith Hallam III
Email:

and

White & Case LLP

609 Main Street, Suite 2900

Houston, Texas 77002

Attention:         Morgan Hollins

Email:

3.3           Amendments and Waivers. Other than as a result of the execution and delivery of a Joinder Agreement, no provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (i) the Company and (ii) any Company Stockholder(s) and its Affiliates that at the time of such amendment or modification collectively owns at least a majority of the Registrable Securities remaining on the date of such amendment or modification; provided, however, that notwithstanding the foregoing, any amendment hereto that adversely affects a Company Stockholder, solely in its capacity as a holder of Registrable Securities (including, without limitation, Section 1.9 of this Agreement or the definitions of “Lockup Period” or “Lock-up Shares”), shall require the consent of the Company Stockholder so affected. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

3.4           Assigns and Transferees. Each Company Stockholder may initially assign all or a portion of its rights hereunder to any Person to which such Company Stockholder has transferred all or any of its Registrable Securities, provided that such transferee shall only be admitted as a party hereunder and become a Company Stockholder upon its execution and delivery of a Joinder Agreement; whereupon such Person shall be treated as a Company Stockholder for all intents and purposes of this Agreement, with the same rights, benefits and obligations hereunder as such transferring Company Stockholder with respect to the transferred Registrable Securities provided further there shall be no limit to assignments to, between, or among the types of persons or entities listed in Section 1.9(b)(i),(v), (vi), and (vii). Notwithstanding the foregoing, no Company Stockholder hereunder may transfer Registrable Securities, or its rights, benefits and obligations hereunder, to any Person who is not an “accredited investor” (as defined in Rule 501 promulgated under the Securities Act), and such transferee will provide such customary representations and warranties as may be reasonably required by the Company to that effect. Except as provided in the preceding two sentences, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in violation of this Section 3.4 shall be void.

3.5           Severability. It is the intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under Applicable Law and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, such provision or portion thereof shall be deemed amended to the minimum extent necessary to render such provision or portion valid and enforceable, and such amendment will apply only with respect to the operation of such provision or portion in the particular jurisdiction in which such adjudication is made.

3.6           Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.7           Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Purchase Agreement (together with the other instruments referred to therein), constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

3.8           Most Favored Nation. To the extent that the Company, on or after the date hereof, grants any rights, the terms of which are more favorable to or conflict with the rights or terms relating to the subject matter of this Agreement to any Person (including pursuant to any amendment or restatement of this Agreement) than those provided to the parties hereto as set forth herein, any such more favorable rights or terms shall also be deemed to have been granted simultaneously to each Company Stockholder on the date of such grant and the Company shall amend this Agreement to reflect such more favorable rights.

3.9           APPLICABLE LAW; JURISDICTION OF DISPUTES. THIS AGREEMENT AND ALL LITIGATION, CLAIMS, ACTIONS, SUITS, HEARINGS OR PROCEEDINGS (WHETHER CIVIL, CRIMINAL OR ADMINISTRATIVE AND WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR ANY COMPANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY AND IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE PERSONAL JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT, IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, THE PERSONAL JURISDICTION OF ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT) IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (C) AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (PROVIDED THAT, IF JURISDICTION IS NOT THEN AVAILABLE IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE, SUCH ACTION MAY BE BROUGHT IN ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY OTHER DELAWARE STATE COURT); PROVIDED THAT, EACH OF THE PARTIES SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY UNITED STATES FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN ANY OTHER COURT OR JURISDICTION.

3.10         WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH COMPANY STOCKHOLDER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR ANY COMPANY STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

3.11         Specific Performance. The parties hereto agree that monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is expressly agreed that the parties hereto shall be entitled to equitable relief, including injunctive relief and specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at Law or in equity.

3.12         No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns; provided that the Persons indemnified under Section 1.8 are intended third party beneficiaries of Section 1.8.

3.13         No Recourse. No Person who is not party to this Agreement, including any past, present or future director, officer, employee, incorporator, member, partner, manager, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to any of the foregoing (a “Nonrecourse Party”) shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, other than in the case of fraud. To the maximum extent permitted by Law, each party hereby waives and releases all such claims, causes of action, obligations, or liabilities against any Nonrecourse Parties.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

NRG ENERGY, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

LIGHTNING POWER HOLDINGS, LLC

By:
Name:
Title:

CCS POWER HOLDINGS, LLC

By:
Name:
Title:

THUNDER GENERATION, LLC

By:
Name:
Title:

LINEBACKER POWER DEVELOPMENT FUNDING, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]